Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-8 of our report dated July 10, 1998 (September 24, 1998 as to Note 2), appearing in the Current Report on Form 8-K of ConAgra, Inc.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 7, 1999